EXHIBIT 10.3

Description of Material Compensatory Arrangements Contained in Offer Letter
between HNI Corporation and Kurt Tjaden

HNI Corporation (the "Corporation") entered into an offer letter containing compensatory arrangements with Kurt Tjaden in August 2008 in connection with his appointment as Vice President and Chief Financial Officer of the Corporation.  A description of the material compensatory arrangements contained in the offer letter is set forth below:

•	Annual base salary of $330,000.

•	Sign-on bonus of $50,000, subject to one-year vesting/payback requirement, payable within 30 days of start date (August 25, 2008).

•	Eligible for annual bonus, prorated for current fiscal year, with target bonus award of 75% of annual base salary.
o	40% of annual bonus based on Mr. Tjaden's individual performance.
o	60% of annual bonus based on the Corporation's performance.

•	Eligible for annual participation in the Corporation's executive long-term incentive program with target award equal to 150% of annual base salary.
o	25% of award split equally between stock and cash (prorated for 2008 – 2010 performance period) and based on the Corporation's performance.
o	75% of award in form of stock options.

•	Eligible to receive change in control employment agreement and participate in the following other benefit plans:
o	Profit-sharing retirement plan (401k);
o	Cash profit-sharing plan;
o	Member (i.e., employee) stock purchase plan;
o	ERISA supplemental retirement plan; and
o	Executive deferred compensation plan.

•	Eligible for coverage under the Corporation's standard medical, dental, life and disability insurance programs.

•	Moving and relocation costs in accordance with the Corporation's standard policy, subject to one-year vesting/payback requirement.